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                                                                    Exhibit 23.3

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form
S-8 No. 333-   ) pertaining to the FMC 1995 Management Incentive Plan and the
FMC 1995 Stock Option Plan of FMC Corporation of our report dated January 16, 1996, with respect to the financial statements of United Defense, L. P. included in FMC Corporation's Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                       Ernst & Young LLP

Washington, D.C.
December 18, 1996